UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2025

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

713 Market Drive Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.0001 per share	The New York Stock Exchange	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On September 5, 2025 (the “Redemption Date”), Gulfport Energy Corporation (“Gulfport” or the “Company”) redeemed a total of 2,449 shares of its Series A Convertible Preferred Stock (the “Preferred Stock”) at an aggregate redemption value of approximately $31.3 million, including accrued and unpaid dividends through the Redemption Date. No shares of Preferred Stock remain outstanding following the transaction. Since June 30, 2025 and prior to the Redemption Date, 28,907 shares of Preferred Stock were converted into approximately 2.1 million shares of Gulfport common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: September 8, 2025	By:	/s/ Michael Hodges
Michael Hodges
Chief Financial Officer

2